UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 8.01	Other Events

On August 23, 2007, American Dental Partners, Inc. (the “Company”) completed the acquisition of certain non-clinical assets of Barzman, Kasimov & Vieth (“BKV”), and Western New York Dental Group, the Company’s existing affiliated dental group practice in western New York, hired BKV’s clinical employees. The parties to the purchase agreement included ADP of New York, LLC, a wholly owned subsidiary of the Company, Stuart Barzman, D.D.S., Jerald J. Kasimov, D.D.S., Barzman, Kasimov & Vieth D.D.S., P.C. and Associates, Delaware Dental Studios, Inc., and Western New York Dental Group, P.C. There is no material relationship between the Company or any of its affiliates and the parties to the agreement, other than in respect of this definitive agreement. The purchase price paid in connection with the acquisition consisted of cash in the amount of $17.6 million, paid at the closing.

On August 23, 2007, the Company issued a press release announcing that the Company had acquired the assets of BKV. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press release dated August 23, 2007 announcing that the Company had acquired the assets of Barzman, Kasimov & Vieth.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.
August 28, 2007
/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)